Exhibit 7.1

VOTING AGREEMENT AND IRREVOCABLE PROXY

This Voting Agreement and Irrevocable Proxy (this “Agreement”), is made as of the 28 day of January, 2015, by and among Ryo Kubota, an individual (“Kubota”), and each of the undersigned Shareholders (“Shareholders”) of Acucela Inc., a Washington corporation (the “Company”).

WHEREAS, the parties to this Agreement hold shares of the common stock, without par value, of the Company (“Company Common Stock”);

WHEREAS, Kubota and each of the Shareholders believe that it is in their best interests as shareholders of the Company to make certain changes to the composition of the Board of Directors of the Company (the “Board”); and

WHEREAS, Kubota and each of the Shareholders are willing to make certain representations, warranties, covenants and agreements with respect to the shares of Company Common Stock beneficially owned by each of them and set forth below each of their signatures on the signature pages hereto (the “Original Shares” and, together with any additional shares of Company Common Stock pursuant to Section 5 hereof, the “Shares”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Representations of Kubota and the Shareholders. Each party to this Agreement represents and warrants to each of the other parties hereto that:

(a) (i) Such party owns beneficially (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), all of the Original Shares, and (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Shareholders is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.

(b) Such party does not beneficially own any shares of Company Common Stock other than (i) the Original Shares and (ii) any options, warrants or other rights to acquire any additional shares of Company Common Stock or any security exercisable for or convertible into shares of Company Common Stock, set forth on the signature page of this Agreement (collectively, “Options”).

(c) To the extent applicable, such party has full corporate power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully such party’s obligations hereunder (including the proxy described in Section 2(d) below).

This Agreement has been duly and validly executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

(d) None of the execution and delivery of this Agreement by such party or compliance by such party with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or law applicable to such party or to such party’s property or assets.

(e) No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other person on the part of such party is required in connection with the valid execution and delivery of this Agreement, except for any filings required under the Exchange Act. To the extent applicable, no consent of such party’s spouse is necessary under any “community property” or other laws in order for such party to enter into and perform its obligations under this Agreement.

2. Agreement to Vote Shares; Irrevocable Proxy.

(a) Kubota and each of the Shareholders agree to promptly vote or act with respect to their Shares so as to remove Peter Kresel, Brian O’Callaghan, Glen Y. Sato, and Michael Schutzler from the Board at (i) any annual or special meeting of the shareholders of the Company at which the removal of such persons from the Board is proposed, or (ii) in connection with any request to approve the removal of such persons from the Board by written consent.

(b) At any annual or special meeting of the shareholders of the Company at which members of the Board are to be elected, or whenever members of the Board are to be elected by written consent, Kubota and each of the Shareholders agree to vote or act with respect to their Shares so as to elect the persons set forth on Exhibit A to this Agreement (the “Designees”) as members of the Board.

(c) In the event of the resignation, death, removal or disqualification of a Designee, Kubota and each of the Shareholders shall thereafter only be required by Section 2(b) of this Agreement to vote for the remaining Designees.

(d) Each Shareholder hereby appoints Kubota and any designee of Kubota, and each of them individually, its proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Sections 2(a) and (b) of this Agreement. This proxy and power of attorney is given to secure the performance of the duties of each Shareholder under this Agreement. Each Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by each Shareholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient under RCW23B.07.220 to support an irrevocable proxy and shall revoke any and all prior proxies granted by each Shareholder with respect to the Shares. The power of attorney granted by each Shareholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Shareholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

3. No Voting Trusts or Other Arrangement.

Kubota and each of the Shareholders agree that no party to this Agreement will, or will permit any entity under such party’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than as set forth in this Agreement, as it may be amended by the parties from time to time.

4. Transfer and Encumbrance.

Each party to this Agreement agrees that during the term of this Agreement, such party will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or such party’s voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 4 shall be null and void. This Section 4 shall not prohibit a Transfer of the Shares by a party to any member of such party’s immediate family, or to a trust for the benefit of such party or any member of such party’s immediate family, or upon the death of such party or to an affiliate of such party; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing to be bound by all of the terms of this Agreement.

5. Additional Shares.

Kubota and each of the Shareholders agree that all shares of Company Common Stock that any party purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.

6. Termination.

This Agreement shall terminate upon the earliest to occur of:

(a) the sale, conveyance or disposal of all or substantially all of the Company’s property or business or the Company’s merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation) or if the Company effects any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this subsection (a) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company;

(b) with respect to a Shareholder individually, the date upon which such Shareholder no longer has beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of any Shares; or

(c) the six (6) month anniversary of the date of this Agreement.

7. No Agreement as Director or Officer.

No party makes any agreement or understanding in this Agreement in such party’s capacity as a director or officer of the Company or any of its subsidiaries (if such party holds such office), and nothing in this Agreement:

(a) will limit or affect any actions or omissions taken by any party to this Agreement in such party’s capacity as such a director or officer, and no such actions or omissions shall be deemed a breach of this Agreement; or

(b) will be construed to prohibit, limit or restrict any party to this Agreement from exercising such party’s fiduciary duties as an officer or director to the Company or its shareholders.

8. Specific Performance.

Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party’s seeking or obtaining such equitable relief.

9. Entire Agreement.

This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the parties hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

10. Notices.

All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered personally, (b) when delivered by hand (with written confirmation of receipt), (c) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (d) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (e) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at such party’s address or fax number or email address as set forth on the applicable signature page, or as subsequently modified by written notice.

11. Miscellaneous.

(a) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Washington.

(c) Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in a federal or state court in the Western District of Washington. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10 or in such other manner as may be permitted by applicable laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts.

(d) If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(e) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(f) Each party to this Agreement shall execute and deliver such additional documents as may be necessary or desirable to effect the purposes of this Agreement.

(g) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

RYO KUBOTA

/s/ Ryo Kubota
Ryo Kubota, an individual

Number of Shares of Company Common Stock Beneficially Owned as of the Date of this Agreement:
10,250,654

Number of Options Beneficially Owned as of the Date of this Agreement:
10,000

Address:
1301 Second Ave.
Seattle, WA 98101

Email: ryo_kubota@fa2.so-net.ne.jp

SBI Holdings, Inc.

By	/s/ Yoshitaka Kitao

Name:	Yoshitaka Kitao
Title:	Representative Director, President & CEO

Number of Shares of Company Common Stock Beneficially Owned as of the Date of this Agreement:
7,752,425 Common Shares

Number of Options Beneficially Owned as of the Date of this Agreement:
N/A

Address:
Izumi Garden Tower 19F, 1-6-1 Roppongi,
Minato-ku, Tokyo 106-6019, Japan

Fax: +81-3-3224-1970
Email: ykitao@sbigroup.co.jp

SBI CAPITAL MANGEMENT CO., LTD

SBI INVESTMENT CO., LTD.,

SBI INCUBATION CO., LTD.,

TRANS-SCIENCE NO. 2A INVESTMENT
LIMITED PARTNERSHIP,

SBI TRANSSCIENCE CO., LTD.,

BIOVISION LIFE SCIENCE FUND NO.1,

SBI BB MEDIA INVESTMENT LIMITED
PARTNERSHIP,

SBI BIO LIFE SCIENCE INVESTMENT LPS,

SBI BB MOBILE INVESTMENT LPS,

SBI PHOENIX NO. 1 INVESTMENT LPS,

AND

SBI BROADBAND FUND NO. 1 LIMITED
PARTNERSHIP

By:	/s/ Takashi Nakagawa
Name:	Takashi Nakagawa
Title:	Authorized Signatory

Number of Shares of Company Common Stock Beneficially Owned as of the Date of this Agreement: Common Shares

Address:
Izumi Garden Tower 19F, 1-6-1 Roppongi,
Minato-ku, Tokyo 106-6019, Japan
Fax: +81-3-3224-1970
Email:

EXHIBIT A – DESIGNEES

Yoshitaka Kitao

Robert Takeuchi

Shiro Mita

Eisaku Nakamura

Ryo Kubota